Exhibit 10.1

Amendment No. 1 To Employment Agreement

Dated July 27, 2018

This Amendment No. 1 to Employment Agreement (this “Amendment”) is entered into as of the date first set forth above, by and between NOVO INTEGRATED SCIENCES, INC., a Nevada corporation (the “Company”) and Christopher David (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Seven (7) Month Employment Agreement, dated as of December 29, 2017 (the “Original Agreement”) and now wish to amend the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments. Pursuant to Section 8 of the Original Agreement, the Original Agreement is hereby amended as follows:

(a)	The words and number “seven (7) month” in the introductory paragraph of the Original Agreement, in recital D of the Original Agreement, and in Section 6(d) of the Original Agreement are each hereby replaced with the words and number “eleven (11) month”.

(b)	The dates “July 30, 2018” in Section 2 and Section 6(b) of the Original Agreement are each hereby amended to read “November 30, 2018”.

2.	Acknowledgement. The parties acknowledge and agree that the intent of this Amendment is to extend the term of the Original Agreement to November 30, 2018, but to otherwise make no other changes to the Original Agreement.

3.	Miscellaneous.

(a)	Defined terms used herein without definition shall have the meaning given to them in the Original Agreement.

(b)	This Amendment and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Nevada without application of the conflicts of laws provisions thereof.

(c)	This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Original Agreement. Except as specifically modified hereby, all of the provisions of the Original Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

(d)	This Amendment may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered on the date first above written.

NOVO INTEGRATED SCIENCES, INC.

By:	/s/ Michael Gaynor
Name:	Michael Gaynor
Title:	Secretary

Christopher David

By:	/s/ Christopher David
Name:	Christopher David